Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii) Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555, 333-08059, 333-08087, 333-60839, 333-42178, 333-53908, 333-74864, 33-46999, 333-122345, and 333-104264), (iii) Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921, 333-68257, 333-54896, 333-55866, 333-91257, 333-91316-02, 333-102963, 333-102962-02, 333-122555-01, and 333-123408-01) and (iv) Form S-4 (No. 333-102873) of Kinder Morgan, Inc. of our report dated February 2, 2005, except as to notes 2 and 20(b), which are as of September 20, 2005, and our comments by auditors for U.S. readers on Canada – U.S. reporting difference dated February 2, 2005, except as to notes 2 and 20(b), which are as of September 20, 2005, with respect to the consolidated statements of financial position of Terasen Inc. as of December 31, 2004 and 2003, and the related consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004, which report and comments appear in the Current Report on Form 8-K of Kinder Morgan, Inc. to be dated September 23, 2005.

We also consent to the incorporation by reference in the Registration Statements of Kinder Morgan, Inc. described above of our report dated February 2, 2005, except as to note (a), which is as of September 20, 2005, and our comments by auditors for U.S. readers on Canada – U.S. reporting difference dated February 2, 2005, except as to note (a), which is as of September 20, 2005, with respect to the related supplemental information of Terasen Inc. entitled “Reconciliation With United States Generally Accepted Accounting Principles and Conversion to United States Dollars” as at December 31, 2004 and 2003 and for the years then ended, which report and comments appear in the Current Report on Form 8-K of Kinder Morgan, Inc. to be dated September 23, 2005.

Yours very truly

KPMG LLP

Chartered Accountants

Vancouver, Canada

September 20, 2005